EXHIBIT 99.1

AGS ANNOUNCES SHARE REPURCHASE PROGRAM

LAS VEGAS: August 12, 2019 — AGS (NYSE: AGS) (or the “Company”) announced today that its board of directors has approved a share repurchase program that will permit the Company to repurchase up to $50.0 million of the Company’s shares of common stock through August 11, 2021.

The Company may consummate these repurchases pursuant to one or more trading plans to be adopted in accordance with Rule 10b5‐1 of the Securities Exchange Act of 1934, as amended, in privately negotiated transactions, in open market transactions, in transactions pursuant to Rule 10b-18 of the Securities Exchange Act of 1934, as amended, or pursuant to an accelerated share repurchase program.  The timing and amount of any repurchases will be in the sole discretion of the Company’s management team, and will depend on legal requirements, market conditions, stock price, alternative uses of capital, and other factors. The Company is not obligated to repurchase any of its shares of common stock, and the stock repurchase program may be suspended or discontinued at any time.

AGS President and Chief Executive Officer David Lopez said, “This share repurchase program demonstrates our board of directors’ confidence in the continued strength and long-term growth prospects of AGS.  We believe that the company’s shares are significantly undervalued and that we can implement this program while maintaining ample liquidity to continue investing in R&D and capitalizing on numerous potential growth initiatives ahead of us.”

About AGS
AGS is a global company focused on creating a diverse mix of entertaining gaming experiences for every kind of player. Our roots are firmly planted in the Class II Native American gaming market, but our customer-centric culture and growth have helped us branch out to become a leading all-inclusive commercial gaming supplier. Powered by high-performing Class II and Class III slot products, an expansive table products portfolio, real-money gaming platforms and content, highly rated social casino solutions for operators and players, and best-in-class service, we offer an unmatched value proposition for our casino partners. Learn more at www.playags.com.

Forward-Looking and Cautionary Language
This press release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements identified by words such as “believe,” “will,” “may,” “might,” “likely,” “expect,” “anticipates,” “intends,” “plans,” “seeks,” “estimates,” “believes,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections.  All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views, models, and assumptions of AGS, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in AGS’s performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of AGS to maintain strategic alliances, unit placements or installations, grow revenue, garner new market share, secure new licenses in new jurisdictions, successfully develop or place proprietary product, comply with regulations, have its games approved by relevant jurisdictions and other factors set forth under “Item 1A. Risk Factors” in its annual report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2019. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. AGS expressly disclaims any obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise.

AGS Media & Investor Contacts:

Julia Boguslawski, Chief Marketing Officer and Executive Vice President of Investor Relations
jboguslawski@PlayAGS.com

Steven Kopjo, Director of Investor Relations
skopjo@PlayAGS.com

©2019 PlayAGS, Inc. All® notices signify marks registered in the United States.  All ™ and ℠ notices signify unregistered trademarks. Products referenced herein are sold by AGS LLC or other subsidiaries of PlayAGS, Inc.